FOR IMMEDIATE RELEASE

February 7, 2006

Larry W. Mosby
President and Chief Executive Officer
Don Engelke
Senior Vice President
First Federal Financial Services, Inc.
618-656-6200


                 FIRST FEDERAL FINANCIAL SERVICES, INC. CORRECTS
                 EARNINGS MULTIPLE FOR ITS ACQUISITION OF CLOVER
                              LEAF FINANCIAL CORP.

Edwardsville, IL - (February 7, 2006) First Federal Financial Services, Inc. (Nasdaq: FFFS) corrected a computational error in its press release of February 3, 2006 announcing its acquisition of Clover Leaf Financial Corp. (OTC BB:
CLOV). The value of the acquisition at the minimum and adjusted maximum of the valuation range, respectively, amounted to 30.2 times and 32.5 times Clover Leaf Financial Corp.'s earnings for the twelve months ended December 31, 2005.